UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2019

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38068	47-2569713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 540, 1385 West 8th Avenue, Vancouver, British Columbia, Canada		V6H 3V9
(Address of principal executive offices)		(Zip Code)

(604) 678-1388

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ZYME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 19, 2019, Zymeworks Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC as representative of the several underwriters named in Schedule II thereto (the “Underwriters”), relating to the issuance and sale of 5,555,556 of the Company’s common shares and, in lieu of common shares, to a certain investor, pre-funded warrants to purchase up to 4,166,690 common shares (together the “Offered Securities”). The common shares are being offered at a price to the public of US$18.00 per common share and the pre-funded warrants are being offered at a price of US$17.9999 per pre-funded warrant (the “Offering”), which will result in approximately US$175.0 million of gross proceeds to the Company before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. In addition, the Company granted the Underwriters a 30-day option to purchase up to 1,458,336 additional common shares to cover over-allotments, if any. The Offering is expected to close on or about June 24, 2019, subject to customary closing conditions.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (No. 333-228782) previously filed with the Securities and Exchange Commission (“SEC”), including the prospectus, dated January 31, 2019, and the prospectus supplement, dated June 19, 2019.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. In addition, pursuant to the terms of the Underwriting Agreement, the Company and the executive officers and directors of the Company have entered into “lock-up” agreements with the Underwriters, which generally prohibit the sale, transfer or other disposition of common shares of the Company or securities convertible into, exchangeable for, exercisable for or repayable with common shares of the Company for a 90-day period with respect to the Company and a 60-day period with respect to the Company’s executive officers and directors, subject to certain exceptions.

The foregoing is only a brief description of the terms of the Underwriting Agreement and the transactions contemplated thereby, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as exhibit 99.1 hereto.

ITEM 7.01	REGULATION FD DISCLOSURE

On June 18, 2019, Zymeworks issued a press release announcing the filing of a preliminary prospectus supplement in connection with the Offering, which was filed with the Canadian securities regulatory authorities in Canada on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. Additionally, on June 19, 2019, Zymeworks issued a press release announcing the pricing of the Offering, which was filed with the Canadian securities regulatory authorities in Canada on SEDAR. Copies of these press releases are attached as exhibits 99.3 and 99.4 hereto.

The information provided under this Item (including exhibits 99.3 and 99.4 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

In reviewing the Underwriting Agreement included as exhibit 99.1 to this report, please remember that it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the other parties to the Underwriting Agreement. The Underwriting Agreement contains representations and warranties by each of the parties to the Underwriting Agreement. These representations and warranties have been made solely for the benefit of the other parties to the Underwriting Agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable Underwriting Agreement, which disclosures are not necessarily reflected in the Underwriting Agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the Underwriting Agreement or such other date or dates as may be specified in the Underwriting Agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this report and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Description

99.1	Underwriting Agreement dated June 19, 2019.

99.2	Form of Pre-Funded Warrant to Purchase Common Shares.

99.3	Press Release issued by Zymeworks Inc. on June 18, 2019.

99.4	Press Release issued by Zymeworks Inc. on June 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: June 19, 2019	By:	/s/ Neil Klompas
	Name:	Neil Klompas
	Title:	Chief Financial Officer